Evolus Appoints Sandra Beaver as Chief Financial Officer

NEWPORT BEACH, Calif., August. 30, 2022 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, has named Sandra Beaver as its Chief Financial Officer, effective September 5, 2022. Ms. Beaver brings more than 20 years of financial experience, driving company growth through strategic planning, long-range forecasting, executing corporate development and capital markets transactions, and improving operational efficiency.
Most recently, Ms. Beaver served as Senior Vice President of Finance at Experian, where she was responsible for consolidated financial planning & analysis for half of the company’s North America B2B business units with revenue in excess of $1 billion. In addition, she had global responsibility for data quality, helped conduct due diligence leading to the completion and integration of several acquisitions, and led initiatives to improve processes and create efficiencies.
Prior to her time at Experian, Ms. Beaver spent 17 years with global gaming company International Game Technology PLC (“IGT”) in roles of increasing responsibility and scope including Vice President of Consolidated Financial Planning & Analysis and Vice President and Chief Financial Officer of the company’s North America Gaming and Interactive business unit. Her numerous responsibilities at IGT included long-range forecasting, global pricing, and strategic business evaluation.
“Sandra brings a fresh perspective, along with deep financial and operational experience in highly regulated industries that will help take Evolus to the next level,” said David Moatazedi, President and CEO at Evolus. “As our new CFO, she will play a pivotal role in supporting our strategic goals as we continue to gain market share in the U.S. with our flagship product, Jeuveau®, expand operations in Europe and internationally, and execute on our mission to become a global, multi-product organization.”
“I am excited to join Evolus and be a part of a company with such a differentiated business model and strong culture,” said Ms. Beaver. “Evolus has the potential for tremendous growth as it continues to reinvent the aesthetics industry and I look forward to partnering with the rest of the leadership team to help execute the company’s strategy.”
Earlier in her career, Ms. Beaver worked at Trust Company of the West. She earned her bachelor’s degree in finance and economics from the Isenberg School of Management at the University of Massachusetts Amherst and completed ongoing educational programs at UCLA and the Tuck School of Business at Dartmouth College.
About Evolus, Inc.
Evolus (Nasdaq: EOLS) is a performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Visit us at www.evolus.com, and follow us on LinkedIn, Twitter, Instagram or Facebook.
Forward-Looking Statements This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements related to the company’s growth prospects, international expansion and business strategy.
The forward-looking statements included herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, the continued impact of COVID-19 or other outbreaks of contagious diseases on our business, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission on March 3, 2022. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Jeuveau® and Nuceiva® are registered trademarks of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

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Investor/Media Contact
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
949-966-1798
david.erickson@evolus.com